UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2015

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-25165	14-1809721
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

302 Main Street, Catskill NY	12414
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

At the February 17, 2015 special meeting of members of Greene County Bancorp, MHC (the “MHC”), the mutual holding company of Greene County Bancorp, Inc. (the “Company”), the members of the MHC (depositors of The Bank of Greene County) voted to approve the MHC’s proposed waiver of dividends, aggregating up to $0.80 per share, to be declared on the Company’s common stock for the four quarters ending with the quarter that ends on December 31, 2015.  The MHC is the 54.7% majority shareholder of the Company.

Following the receipt of the members’ approval at the February 17, 2015 special meeting, the MHC will be filing a notice with, and a request for non-objection from, the Federal Reserve Bank of Philadelphia for the proposed dividend waivers. There can be no assurance when and whether a non-objection from the Federal Reserve Bank will be received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE: February 19, 2015	By:	/s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer